UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 5, 2016

STEREOTAXIS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36159	94-3120386
(Commission File Number)	(IRS Employer Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, Missouri	63108
(Address of Principal Executive Offices)	(Zip Code)

(314) 678-6100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On April 5, 2016, Stereotaxis, Inc. (the “Company”) received notification from the Nasdaq Stock Market (“Nasdaq”) that the Company has regained compliance with listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”), as the bid price of the Company’s common stock (“Common Stock”) closed at $1.00 per share or more for at least ten consecutive business days prior to April 5, 2016.

Previously, on January 20, 2016, the Company received a written deficiency notice from Nasdaq advising the Company that it was not in compliance with the Minimum Bid Price Rule because the bid price of the Common Stock closed below the minimum $1.00 per share for 30 consecutive business days prior to the date of the letter. Since, as described in the foregoing paragraph, the Company has regained compliance with the Minimum Bid Price Rule, Nasdaq advised in its April 5 letter that it considers this matter to be closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEREOTAXIS, INC.

Date: April 5, 2016	By:	/s/ Karen Witte Duros
	Name:	Karen Witte Duros
	Title:	Sr. Vice President, General Counsel